Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (No. 333-280236) and Form S-8 (Nos. 333-282050, 333-238528 and 333-234574) of Profound Medical Corp. of our report dated March 7, 2025 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 7, 2025